UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):

May 5, 2015

CHINA RECYCLING ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-12536	90-0093373
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12/F, Tower A

Chang An International Building

No. 88 Nan Guan Zheng Jie

Xi An City, Shaanxi Province

China 710068
 (Address of principal executive offices, including zip code)

(86-29) 8765-1097
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 5, 2015, China Recycling Energy Corporation, a Nevada corporation (the “Company”) received a resignation letter from Mr. David Chong, Secretary and Chief Financial Officer of the Company, effective on May 16, 2015. Mr. Chong's resignation was not due to any disagreement with the Company, its management or its directors. Mr. Chong will continue to advise the Company as a consultant for Investor Relations, Public Relations and Overseas Fund Raising.

On May 7, 2015, the Board of the Directors of the Company (the “Board”) appointed Mr. Jackie (Yongjiang) Shi as the Chief Financial Officer ("CFO") and Secretary, effective on May 16, 2015.

Mr. Shi has been serving as the Assistant CFO & Vice President in charge of finance for the Company since January 2015. He studied professional accounting in University of New South Wales, Australia from 2001 to 2003, and was awarded his master degree of finance in 2003. He studied public administration in Northwest University of China from 1994 to 1998, and obtained his bachelor degree of law in 1998. Mr. Shi joined Xi’an TCH Energy Technology Company, Ltd., a wholly owned subsidiary of the Company in 2014 as a VP of Finance and he previously worked as the Director of Investor Relations for Xilan Natural Gas Group from 2005 to 2014. Before that, Mr. Shi worked as the Deputy Financial Manager for a four-star hotel in Sydney, Australia from 2003 to 2004, and worked as an assistant to CEO in Shaanxi Qinjing Industrial and Commercial Company from 1998 to 2000.

In connection with his appointment as Chief Financial Officer and Secretary, the Company entered into an employment agreement with Mr. Shi on May 7th, 2015. The employment agreement provides that Mr. Shi will receive compensation in the amount of RMB 16,000 (approximately $2,581) per month plus stock options for no less than 200,000 shares of common stock of the Company each year to be issued under the China Recycling Energy Corporation Omnibus Equity Plan (the “Plan”) with the detailed terms of the options to be determined by the Compensation Committee of the Board and the Board of the Directors of the Company in the future when and upon the Plan is approved by the stockholders of the Company on its annual meeting on June 19, 2015. The term of the employment agreement is for two years, starting on May 16th, 2015.

Mr. Shi was not selected pursuant to any arrangement or understanding between him and any other person. There are no family relationships between Mr. Shi and the directors and executive officers of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Recycling Energy Corporation

Date: May 11, 2015	/s/ Guohua Ku
Guohua Ku, Chief Executive Officer